                                                                Exhibit 99.7(vi)


                         AUTOMATIC REINSURANCE AGREEMENT

                                     between

            THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA
                             Boston, Massachusetts,
                 (hereinafter referred to as the CEDING COMPANY)

                                       and

                          AXA RE LIFE INSURANCE COMPANY
                                  now known as
                AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY
                            as of September 14, 2000
                               New York, New York
                   (hereinafter referred to as the REINSURER)

                            EFFECTIVE AUGUST 15, 2000

     THIS AGREEMENT WILL HEREINAFTER BE REFERRED TO AS AGREEMENT NO. 2000-21

                                    CONTENTS



ARTICLES                                                                                                      PAGE
I.       Scope of Agreement                                                                                  1-2
II.      Commencement and Termination of Liability                                                             3
III.     Oversights and Clerical Errors                                                                        4
IV.      Net Amount at Risk                                                                                    5
V.       Reinsurance Premiums                                                                                6-7
VI.      Reinsurance Administration                                                                          8-9
VII.     Settlement of Claims                                                                              10-11
VIII.    Reinsurance Credit                                                                                   12
IX.      Recapture Privileges                                                                                 13
X.       Inspection of Records                                                                                14
XI.      Insolvency                                                                                           15
XII.     Negotiation                                                                                          16
XIII.    Arbitration                                                                                          17
XIV.     Right to Offset Balances Due                                                                         18
XV.      Contract and Program Changes                                                                      19-20
XVI.     Confidentiality                                                                                      21
XVII.    Miscellaneous                                                                                        22
XVIII.   Severability                                                                                         23
XIX.     DAC Tax                                                                                              24
XX.      Duration of Agreement                                                                                25
XXI.     Execution of Agreement                                                                               26

SCHEDULES
A.       Plans of Reinsurance
B.       Investment Funds
C.       Required Data and Suggested Data Layout
D.       Special Acceptances

EXHIBITS
I.       1994 Variable Annuity MGDB Mortality Table
II.      Reinsurance Premiums
III.     Benefit Limitation Rule
IV.      Confidentiality and Non-Disclosure Agreement
V.       Wiring Instructions

                                    ARTICLE I

                               SCOPE OF AGREEMENT


A. On and after August 15, 2000, the CEDING COMPANY shall automatically reinsure with the REINSURER and the REINSURER shall automatically accept, a quota-share percentage (defined in Schedule A) of the MNAR as defined in
     Article IV, generated prior to termination of the REINSURER's liability (defined in Article II), by the Guaranteed Minimum Death Benefit provisions within the variable annuity contracts exchanged in accordance with the CEDING COMPANY's product exchange program as set forth in Schedule A. In addition, the REINSURER agrees to accept under the terms of this Agreement, the contracts specifically listed under Schedule D that were exchanged outside the standard date parameters set forth in the exchange program.

     The automatic reinsurance provisions of this Agreement are subject to the "in-the-money" position of the contract on the date of exchange. "In-the-money" generally means the percentage by which the value of a contract's guaranteed death benefit exceeds its current account value (see defined calculation in Article V). Automatic reinsurance applies to contracts that are less than or equal to 20% in-the-money on the date of exchange. Contracts exchanged that are greater than 20% in-the-money on the date of exchange may be submitted on a facultative basis in accordance with the procedures set forth in Paragraph E of this Article I.

B. The REINSURER's maximum aggregate VNAR (defined in Article IV) claim payment in any one calendar year shall not exceed two-hundred (200) basis points of the REINSURER's quota-share percentage of the average aggregate account value over each respective calendar year of coverage. This average shall be calculated by way of a trapezoidal rule as shown in Exhibit III.

C.   The REINSURER's annual aggregate VSCNAR and FSCNAR (both defined in Article
     IV) claim payment have no independently calculated annual aggregate claim limit.

D. The REINSURER's maximum MNAR (defined in Article IV) claim payment on any individual life reinsured hereunder shall be limited to one-million dollars ($1,000,000) multiplied by the quota-share percentage reinsured by the REINSURER.

E. Any contracts exchanged that are greater than 20% in-the-money shall require facultative review by the REINSURER. The CEDING COMPANY will notify the REINSURER of its request for facultative review within 15 days of receiving the election notification from the contractholder. If the REINSURER makes an offer of terms to reinsure such a risk, the CEDING COMPANY must accept the offer during the lifetime of the proposed contractholder, but not later than 15 days from the date the offer is communicated to the CEDING COMPANY, to effect the reinsurance. Acceptance by the CEDING COMPANY of a facultative offer made by the REINSURER shall be documented by a dated notation in the CEDING COMPANY's underwriting file and subsequent formal notice to the REINSURER shall become an Attachment to this Agreement. The Attachment shall include, but not be limited to, the identity of the contract owner, a description of the contract issued, the effective date of the contract, the effective date of the reinsurance coverage, the quota share percentage of the reinsurance coverage and the terms of the reinsurance coverage. It shall be attested to by the CEDING COMPANY and the REINSURER.

                          ARTICLE I, SCOPE OF AGREEMENT
                                   (continued)


F. This Agreement covers only the CEDING COMPANY's contractual liability for claims paid under variable annuity contract forms specified in Schedule A and supported by investment funds specified in Schedule B and its Amendments.

                                   ARTICLE II

                    COMMENCEMENT AND TERMINATION OF LIABILITY


A. On reinsurance ceded under the terms of this Agreement, the liability of the REINSURER shall commence simultaneously with that of the CEDING COMPANY. The liability under this Agreement will terminate either:

     1. in accordance with the Recapture privileges of this Agreement as stated in Article IX, the Duration of Agreement provisions of this Agreement as stated in Article XX; or,

     2. for an individual contract, upon the earliest of the following occurrences defined in the contract(s) reinsured hereunder:

          a.   the date the owner elects to annuitize;

          b.   surrender or termination of the contract;

          c. full withdrawal, including 1035 exchanges and qualified transfers when the CEDING COMPANY terminates the contract and releases the proceeds to the contract owner, beneficiary, annuitant or new carrier;

          d. the death of the owner or annuitant where such death triggers the payment of a contractual death benefit except when spousal continuance has been elected during the new business term of this Agreement as defined in Article XX, Paragraph B. On spousal continuance election the REINSURER's liability will be terminated upon death of the spouse;

          e. attainment of the maximum annuitization age or attained age 95, if earlier; or

     3. for an individual contract, reinsurance coverage will cease on the first day of the month following a withdrawal that causes the Account Value of the contract to fall below one-thousand-five-hundred dollars ($1,500). Once reinsurance coverage ends for a specific contract, it cannot be reinstated under this Agreement.

B. The REINSURER shall be liable to reimburse claims only on those deaths where the actual date of death is on or after August 15, 2000, in accordance with Article VII.

                                   ARTICLE III

                         OVERSIGHTS AND CLERICAL ERRORS


B. Should either the CEDING COMPANY or the REINSURER fail to comply with any of the terms of this Agreement, and if this is shown to be unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the CEDING COMPANY or the REINSURER, then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had no such oversight, misunderstanding or clerical error occurred. Such conditions are to be reported and corrected promptly after discovery.

C. If the CEDING COMPANY or the REINSURER discovers that the CEDING COMPANY did not cede reinsurance on a contract it should have reinsured under this Agreement, the CEDING COMPANY will take reasonable and necessary steps to ensure that similar oversights do not recur. Then this Agreement shall not be deemed abrogated thereby, but both companies shall be restored to the positions they would have occupied had the CEDING COMPANY ceded such reinsurance at the original date. If the REINSURER receives no evidence that the CEDING COMPANY has taken action to remedy such a situation, the REINSURER reserves the right to limit its liability to reported contracts only.

D. Any negligent or deliberate acts or omissions by the CEDING COMPANY regarding the insurance or reinsurance provided are the responsibility of the CEDING COMPANY and its liability insurer, if any, but not that of the REINSURER. The previous sentence does not negate the REINSURER's liability under Article VII, Settlement of Claims, of this Agreement.

                                   ARTICLE IV

                               NET AMOUNT AT RISK


E. The mortality net amount at risk for each variable annuity contract reinsured hereunder shall be equal to the following:

     MNAR (Mortality Net Amount at Risk) = VMNAR + FSCNAR where:

     VMNAR (Variable Mortality Net Amount at Risk) = VNAR + VSCNAR where:

     - VNAR (Variable Net Amount at Risk) = Maximum (a, b) multiplied by the quota-share percentage (defined in Schedule A) where:

                      a = (Contractual Death Benefit - Total Account Value) b = 0

     - VSCNAR (Variable Surrender Charge Net Amount at Risk) = (Surrender Charges, net of free withdrawal amounts, allocated to Variable Account) multiplied by the quota-share percentage

     FSCNAR (Fixed Surrender Charge Net Amount at Risk) = (Surrender Charges, net of free withdrawal amounts, allocated to Fixed Account) multiplied by the quota-share percentage

     The surrender charge will be allocated to the Variable Account and the Fixed Account in proportion to the Variable Account value and the Fixed Account Value at the end of the month.

C.   Spousal Continuances (as described in Schedule A)

     The REINSURER will reimburse the CEDING COMPANY for its quota-share of the FSCNAR + VSCNAR realized upon death consistent with the manner in which the CEDING COMPANY waives the surrender charges when death benefit is paid out.

     Also covered under this Agreement are surrender charges arising from additional premium deposits contributed by the spouse to the contract on or after the spousal continuance date.

     In no event will the REINSURER reimburse surrender charges arising from the same premium deposits more than once.

D. The death benefit and the surrender charges will be as described in the variable annuity contract forms specified in Schedule A.

                                    ARTICLE V

                              REINSURANCE PREMIUMS

A. For the purposes of the reinsurance premium calculation, contracts shall be assigned a cohort designation based on original issue date, age grouping at exchange date and percentage in-the-money at exchange date. The reinsurance premium for each cohort shall be defined as the sum of the fixed account reinsurance premium and the variable account reinsurance premium. The total reinsurance premium paid to the REINSURER is the sum of the reinsurance premiums for each defined cohort. The reporting period is monthly.

     The percentage in-the-money shall equal the maximum of ( a, b ) divided by Initial Death Benefit, rounded up one decimal place, where:

         a = Initial Death Benefit - Account Value on last day of the month of exchange

         b = 0

     The Initial Death Benefit for the product exchange will equal the greater of the net considerations and the account value on the date of the exchange.

B. The fixed account reinsurance premium is a monthly YRT rate, which is applied to the average FSCNAR over the reporting period on a life-by-life basis, and is equal to one-twelfth (1/12th) of one-hundred percent (100%) of the 1994 Variable Annuity MGDB Mortality Table (Exhibit I) which is the 1994 GAM Basic Table increased by ten percent (10%) for margins and contingencies, without projection.

C. The variable account reinsurance premium is a monthly YRT rate, which is applied to the average VMNAR over the reporting period on a life-by-life basis, and is equal to one-twelfth (1/12th) of one-hundred percent (100%) of the 1994 Variable Annuity MGDB Mortality Table (Exhibit I) which is the 1994 GAM Basic Table increased by ten percent (10%) for margins and contingencies, without projection. The reinsurance premium is subject to minimum and maximum asset-based premium rate levels which vary by cohort.

D. For each cohort, the minimum asset-based premium rates shall be applied to the greater of the average aggregate GMDB value minus the average aggregate fixed account value, and the average aggregate variable account value in force over the reporting period multiplied by the quota share percentage reinsured by the REINSURER.

E. For each cohort, the maximum asset-based premium rates shall be applied to the greater of the average aggregate GMDB value and the average aggregate total account value in force over the reporting period multiplied by the quota share percentage reinsured by the REINSURER.

F. The annualized reinsurance premium rates are shown in Exhibit II and are expressed in terms of basis points. In practice, they shall be applied on a monthly basis by utilizing one-twelfth (1/12th) of the annualized rates.

G. The YRT rate and the minimum and maximum asset-based premium rates shall be based on the oldest person of a multiple life status.

H. The sum of the YRT reinsurance premiums for an individual life, as described in Paragraph B and Paragraph C of this Article, shall be reduced by the ratio of the sum of the mortality net amount at risk in excess of the applicable individual life liability limit described in Article I to the total mortality net amount at risk for that life.

                        ARTICLE V - REINSURANCE PREMIUMS
                                   (continued)


I. For Spousal Continuances, the new reinsurance premium rate applied shall be based off the attained age of the surviving spouse at the time of election of spousal continuance.

J. The reinsurance premium structure described above is subject to change based on the criteria described in Article XV, Contract and Program Changes.

                                   ARTICLE VI

                           REINSURANCE ADMINISTRATION


F. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a seriatim electronic report as detailed in Schedule C, for each contract specified in Schedule A, valued as of the last day of that month. Said seriatim report will include the cohort designation assigned to each contract.

G. Additionally, within thirty (30) days of the end of each calendar month, the CEDING COMPANY will furnish the REINSURER with a separate SUMMARY STATEMENT summarizing the following:

     1. reinsurance premiums due to the REINSURER separate for each premium class as shown in Exhibit II;

     2. benefit claim reimbursements due to the CEDING COMPANY in total and broken down by VNAR, VSCNAR and FSCNAR;

     3.   date SUMMARY STATEMENT was prepared;

     4.   month end date for period covered by SUMMARY STATEMENT;

     5. due date of the reinsurance premiums which is thirty (30) days from month end date for the period covered by the SUMMARY STATEMENT.

C. Payments between the CEDING COMPANY and the REINSURER shall be paid net of any amount due and unpaid under this Agreement. If the net balance is due to the REINSURER, the amount due shall be remitted with the SUMMARY STATEMENT, but no later than the due date shown on the SUMMARY STATEMENT. If the net balance is due to the CEDING COMPANY, the REINSURER shall remit the amount to the CEDING COMPANY within ten (10) days of receipt of the SUMMARY STATEMENT. Wiring instructions are attached in Exhibit V.

D. Furthermore, the REINSURER will use the summary data in Schedule C to calculate and monitor its maximum annual aggregate VNAR liability throughout the calendar year. Upon the receipt of the final report for the calendar year, the REINSURER will "true-up" benefit claim reimbursements, if necessary, from the prior calendar year.

E.   Other

     1. The REINSURER reserves the right to charge interest [if (a) or (b) below occur] based on the ninety (90) day Federal Government Treasury Bill as first published by the Wall Street Journal in the month following the due date of the reinsurance premiums shown on the SUMMARY STATEMENT plus fifty (50) basis points. The method of calculation shall be simple interest (360-day year) and applied as follows:

          (a) if premiums are not paid within sixty (60) days of the due date shown on the SUMMARY STATEMENT

          (b) if premiums for first year business are not paid within one-hundred-eighty (180) days of the effective date of the policy

          (c) Interest will accrue from sixty (60) days following the due date shown on the SUMMARY STATEMENT

                     ARTICLE VI - REINSURANCE ADMINISTRATION
                                   (continued)


     2. If claims are not paid within sixty (60) days of the REINSURER's receipt of satisfactory proof of claim liability, the CEDING COMPANY reserves the right to charge interest, based on the ninety (90) day Federal Government Treasury Bill as first published by the Wall Street Journal in the month following the due date shown on the SUMMARY STATEMENT plus fifty (50) basis points. The method of calculation shall be simple interest (360-day year). Interest will accrue from sixty (60) days following the due date shown on the SUMMARY STATEMENT.

     3. The REINSURER will have the right to terminate this Agreement when premium payments are more than ninety (90) days past the due date as shown on the SUMMARY STATEMENT by giving ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) day notice period, the REINSURER's liability for all risks reinsured associated with the defaulted premiums under this Agreement will terminate. The first day of the ninety (90) day notice of termination will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY. If all premiums in default are received within the ninety (90) day time period, the Agreement will remain in effect.

                                   ARTICLE VII

                              SETTLEMENT OF CLAIMS


A. The claims, as set forth in Article IV, that are eligible for reimbursement are only those that the CEDING COMPANY is contractually required to pay on deaths that occur on or after the Effective Date of this Agreement and subject to benefit limitations as described in Article I.

B. In the event the CEDING COMPANY provides satisfactory proof of claim liability to the REINSURER, claim settlements made by the CEDING COMPANY shall be unconditionally binding on the REINSURER. In every case of claim, copies of the proofs obtained by the CEDING COMPANY will be taken by the REINSURER as sufficient.

C. Within thirty (30) days of the end of each calendar month, the CEDING COMPANY shall notify the REINSURER of the reinsured contractual death benefits paid in that month, based on the net amount at risk definition set forth in Article IV, and the REINSURER shall reimburse the CEDING COMPANY, as provided in Article VI, for the reinsured benefits.

D. Settlements by the REINSURER shall be in a lump sum regardless of the mode of payment made by the CEDING COMPANY.

E. In no event will the REINSURER participate in punitive or compensatory damages, which are awarded against the CEDING COMPANY as a result of an act, omission or course of conduct committed solely by the CEDING COMPANY in connection with the insurance reinsured under this Agreement. The REINSURER shall, however, pay its share of statutory penalties awarded against the CEDING COMPANY in connection with insurance reinsured under this Agreement if the REINSURER elected to join in the contest of the coverage in question.

     The parties recognize that circumstances may arise in which equity would require the REINSURER, to the extent permitted by law, to share proportionately in certain assessed situations in which the REINSURER was an active party and directed, consented to, or ratified the act, omission or course of conduct of the CEDING COMPANY which ultimately resulted in the assessment of the extra-contractual damages, other than statutory damages. In such situations, the REINSURER and the CEDING COMPANY shall share such damages so assessed, in equitable proportions. For the purposes of this provision, the following definitions will apply:

     - "Punitive Damages" are those damages awarded as a penalty, the amount of which is neither governed nor fixed by statute

     - "Statutory Penalties" are those amounts awarded as a penalty, but fixed in amount by statute

     - "Compensatory Damages" are those amounts awarded to compensate for the actual damages sustained and are not awarded as a penalty, nor fixed in amount by statute

     If the REINSURER declines to be party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

                       ARTICLE VII - SETTLEMENT OF CLAIMS
                                   (continued)


F. In no event will the REINSURER be liable for expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits, provided the REINSURER makes payment of the amount of reinsurance to the CEDING COMPANY, as described in the above paragraph.

                                  ARTICLE VIII

                               REINSURANCE CREDIT


It is the intention of both the REINSURER and the CEDING COMPANY that the CEDING COMPANY qualify for reinsurance credit in all States for reinsurance ceded hereunder. The REINSURER, at its sole cost and expense, shall do all that is necessary to comply with the insurance laws and regulations of all States in order to enable the CEDING COMPANY to take credit for the reinsurance ceded hereunder, including delivery of any reports required thereunder.

                                   ARTICLE IX

                              RECAPTURE PRIVILEGES


The CEDING COMPANY may recapture existing reinsurance in force in accordance with the following rules:

A. The CEDING COMPANY will notify the REINSURER of its intent to recapture at least ninety (90) days prior to any recaptures.

B.   No recapture will be made unless reinsurance has been in force for fifteen
     (15) years from the Effective Date of this Agreement, or on some other date if mutually agreed to by both parties.

C. Recapture will only be available provided the total carry-forward is in a positive position. The total carry-forward is defined as the sum of the carry-forwards of this Agreement and the complementary GMIB Agreement, if any, that reinsures the same variable annuity contracts specified in Schedule A. The REINSURER has the option to waive this requirement and allow recapture to occur.

D. The carry-forward for each Agreement is defined as the current period's reinsurance premium, minus all reinsurance claims paid under this Agreement for the current period, minus a two-and-one-half (2.5) basis point annual expense allowance applied against the average aggregate Account Value, minus the change in treaty reserves, plus last period's carry-forward. The carry-forward amount is accumulated at the ninety (90) day Federal Government Treasury Bill rate as published in the Wall Street Journal on the first business day of the current period plus two percent (2%).

     Note: Treaty Reserve is defined as the Minimum Statutory Reserve required in the CEDING COMPANY's state of domicile.

E. Upon election, recapture shall occur ratably over a thirty-six (36) month period (i.e., every month the initial quota-share percentage reduces 2.78% times the initial quota-share percentage). It is irrevocable once elected.

F. The CEDING COMPANY and the REINSURER agree to exchange carry-forward calculations each year-end to ensure ongoing agreement on the position of the carry-forward.

                                    ARTICLE X

                              INSPECTION OF RECORDS


H. The REINSURER, or its duly appointed representatives, shall have the right at all reasonable times and for any reasonable purpose to inspect at the office of the CEDING COMPANY all records referring to reinsurance ceded to the REINSURER.

I. Relating to the business reinsured hereunder, the CEDING COMPANY or its duly appointed representatives shall have the right at all reasonable times and for any reasonable purpose, to inspect at the office of the REINSURER all records referring to reinsurance ceded from the CEDING COMPANY.

                                   ARTICLE XI

                                   INSOLVENCY


A.   A party to this Agreement will be deemed insolvent when it:

          a. Applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor ("Authorized Representative") of its properties or assets; or

          b.   Is adjudicated as bankrupt or insolvent; or

          c. Files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation, or similar law or statute; or

          d. Becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

B. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable on the basis of the liability of the CEDING COMPANY on the policies reinsured directly to the CEDING COMPANY or its liquidator, receiver or statutory successor without diminution because of the insolvency of the CEDING COMPANY.

C. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will, within a reasonable time after the claim is filed in the insolvency proceeding, give written notice to the REINSURER of all pending claims against the CEDING COMPANY or any policies reinsured. While a claim is pending, the REINSURER may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expenses incurred by the REINSURER will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expenses will be apportioned in accordance with the terms of the Reinsurance Agreement as though such expense had been incurred by the CEDING COMPANY.

D. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either the REINSURER or CEDING COMPANY with respect to this Agreement are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid. However, in the event of liquidation, the REINSURER may offset against undisputed amounts which are due and payable to the CEDING COMPANY, only those undisputed amounts due the REINSURER which are not more than one-hundred-eighty (180) days past due at the date of the court order of liquidation.

E. In the event of insolvency of the REINSURER, the provisions of Article IX notwithstanding, the CEDING COMPANY may recapture immediately all ceded benefits upon written notice to the REINSURER, its liquidator, receiver or statutory successor. The CEDING COMPANY shall also have a claim on the REINSURER for any reinsurance credit amounts including reserves, unearned premiums and other amounts due the CEDING COMPANY on such reinsurance, at the date of recapture.

                                   ARTICLE XII

                                   NEGOTIATION


J. Within ten (10) days after one of the parties has given the other the first written notification of a specific dispute, each party will appoint a designated officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location within thirty (30) days of the last appointment and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be decided by the designated officers.

K. If the officers cannot resolve the dispute within thirty (30) days of their first meeting, the parties will agree to submit the dispute to formal arbitration. However, the parties may agree in writing to extend the negotiation period for an additional thirty (30) days.

                                  ARTICLE XIII

                                   ARBITRATION


L. It is the intention of the CEDING COMPANY and the REINSURER that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If after the negotiation required by Article XII, the REINSURER or the CEDING COMPANY cannot mutually resolve a dispute that arises out of or relates to this Agreement, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. The decision of the arbitrators shall be made within nine (9) months of the filing of the notice of intention to arbitrate, and the arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the parties or by the arbitrators if necessary. Once a decision is reached, there will be no appeal of their decision, and any court having jurisdiction of the subject matter and the parties, may reduce that decision to judgement. Should the arbitrators be unable to reach a decision within nine (9) months of the filing of the notice of intention to arbitrate and should the parties further be unable to agree upon an extension of the time limit, then either party to this Agreement may commence litigation proceedings.

M. To initiate arbitration, either the REINSURER or the CEDING COMPANY will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

N. There will be three arbitrators who will be current or former officers of life insurance or reinsurance companies other than the contracting companies or affiliates thereof. Each of the contracting companies will appoint one of the arbitrators within thirty (30) days from the date notification is received and these two arbitrators will select the third arbitrator within thirty (30) days from the date of the last arbitrator's appointment. If either party refuses or neglects to appoint an arbitrator within thirty (30) days of the date notification is received, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within thirty (30) days of the last arbitrators appointment, then the appointment of said arbitrator shall be left to the President of the American Arbitration Association. Once chosen, the arbitrators are empowered to decide all substantive and procedural issues by majority of votes.

O. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article.

P. The arbitration hearing will be held on the date fixed by the arbitrators in New York City. In no event will this date be later than three (3) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments they will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it. Each party may examine any witnesses who testify at the arbitration hearing.

Q. The cost of arbitration will be divided between the parties, unless the arbitrators decide otherwise.

                                   ARTICLE XIV

                          RIGHT TO OFFSET BALANCES DUE


The CEDING COMPANY and the REINSURER shall have, and may exercise at any time, the right to offset any balance or balances due one party to the other, its successors or assignees, against balances due to the other party under this Agreement or under any other Agreements or Contracts previously or subsequently entered into between the CEDING COMPANY and the REINSURER. Notwithstanding
Article XI, Paragraph D, this right of offset shall not be affected or diminished because of the insolvency of either party to this Agreement.

                                   ARTICLE XV

                          CONTRACT AND PROGRAM CHANGES


R. The CEDING COMPANY may amend, substitute, add or delete variable investment funds to the investment options supporting the annuity contract as described in the contract general provisions. No such change shall be made by the CEDING COMPANY without prior notification to the REINSURER and without changes being declared effective by the Securities and Exchange Commission (SEC), if necessary. The REINSURER will approve or disapprove of the fund change within fifteen (15) working days of the date on which they receive notification.

     The CEDING COMPANY agrees to maintain at all times a satisfactory selection of core investment options with overall risk profile characteristics similar to those listed in Schedule B at inception of the Agreement. As long as this is the case, the REINSURER will approve such fund changes within fifteen (15) working days of receiving such notification.

     Should any such change result in a material change in the underlying risk, the REINSURER shall have the right to modify, for that product line only, any of the terms of this Agreement in order to restore, to the extent possible, the risk profile of the business reinsured hereunder to its original position when priced by the REINSURER. The REINSURER shall, within fifteen (15) working days of the date on which notification was received, provide the CEDING COMPANY with notice of its intent to revise the terms of this Agreement. The CEDING COMPANY shall have the right to approve or disapprove of the changes proposed by the REINSURER. If both parties are not able to reach a mutually satisfactory agreement on revised terms, then notwithstanding ARTICLE IX, the CEDING COMPANY shall have the right of immediate termination of this Agreement for new and inforce business affected by the change. The CEDING COMPANY shall provide the REINSURER with written notification of its intent to terminate. The date of termination shall be the date that the revised terms would have become effective.

S. The CEDING COMPANY shall also give the REINSURER advance notice of any other changes to any contract forms reinsured hereunder, such as the annuity product design and/or death benefit design, the fees and charges, or the addition of any riders. The REINSURER shall, within fifteen (15) working days of the date on which notification was received, provide the CEDING COMPANY with notice of its approval of such change or its intent to revise the terms of this Agreement.

     Should any such change affect new business to be reinsured under this Agreement and result in a material change in the underlying risk, the REINSURER shall have the right to modify, for that new business only, any of the terms of this Agreement in order to restore, to the extent possible, the risk profile of the business reinsured hereunder to its original position when priced by the REINSURER. The REINSURER shall, within fifteen
     (15) working days of the date on which notification was received, provide the CEDING COMPANY with notice of its intent to revise the terms of this Agreement. The CEDING COMPANY shall have the right to approve or disapprove of the changes proposed by the REINSURER. If both parties are not able to reach a mutually satisfactory agreement on revised terms, then the CEDING COMPANY shall have the right of immediate termination of this Agreement for new business only. The CEDING COMPANY shall provide the REINSURER with written notification of its intent to terminate. The date of termination shall be the date that the revised terms would have become effective.

                    ARTICLE XV, CONTRACT AND PROGRAM CHANGES
                                   (continued)


     Should any such change affect inforce contracts reinsured under this Agreement and result in a material change in the underlying risk, the REINSURER shall have the right to modify, for that product line only, any of the terms of this Agreement in order to restore, to the extent possible, the risk profile of the business reinsured hereunder to its original position when priced by the REINSURER. The REINSURER shall, within fifteen
     (15) working days of the date on which notification was received, provide the CEDING COMPANY with notice of its intent to revise the terms of this Agreement. The CEDING COMPANY shall have the right to approve or disapprove of the changes proposed by the REINSURER. If both parties are not able to reach a mutually satisfactory agreement on revised terms, then notwithstanding ARTICLE IX the CEDING COMPANY shall have the right of immediate termination of this Agreement for inforce business affected by said change only. The CEDING COMPANY shall provide the REINSURER with written notification of its intent to terminate. The date of termination shall be the date that the revised terms would have become effective.

G. The above paragraphs notwithstanding, neither party, acting unreasonably, will withhold agreement to revised terms for the sole purpose of terminating this Agreement.

H. The CEDING COMPANY agrees to provide the REINSURER with all contractholder communications produced by the CEDING COMPANY as though the REINSURER were a contractholder in the CEDING COMPANY's state of domicile.

                                   ARTICLE XVI

                                 CONFIDENTIALITY


A. This Agreement incorporates the confidentiality agreement previously agreed to between the parties on December 1, 1998 (Exhibit IV). All matters with respect to this Agreement require the utmost good faith of both parties. Both the CEDING COMPANY and the REINSURER shall hold confidential and not disclose or make competitive use of any shared proprietary information unless otherwise agreed to in writing, or unless the information otherwise becomes publicly available, or the disclosure of which is required for retrocession purposes, or has been mandated by law, or is duly required by external auditors.

B. The REINSURER will treat all personal policyholder information received from the CEDING COMPANY as confidential information and will use good faith efforts to keep such information private and secure, in accordance with the CEDING COMPANY's commitment to its policyholders and in accordance with federal and state privacy laws. The CEDING COMPANY recognizes that the REINSURER may need to share certain information with auditors, regulators and retrocessionaires in the normal course of conducting business.

                                  ARTICLE XVII

                                  MISCELLANEOUS


T. This Agreement shall constitute the entire Agreement between the parties with respect to business reinsured hereunder. There is no understanding between the parties other than as expressed in this Agreement and any change or modification of this Agreement shall be null and void unless made by Amendment to the Agreement and signed by both parties.

U. Any notice or communication given pursuant to this Reinsurance Agreement must be in writing and 1) delivered personally, 2) sent by facsimile or other similar transmission to a number specified in writing by the recipient, 3) delivered by overnight express, or 4) sent by Registered or Certified Mail, Postage Prepaid, Return Receipt Requested, as follows:

     If to CEDING COMPANY:  The Manufacturers Life Insurance Company
                            of North America
                            500 Boylston Street, Suite 400
                            Boston, MA 02116-3739
                            Attn: Chief Financial Officer

     If to the REINSURER:  AXA Corporate Solutions Life Reinsurance Company
                           17 State Street, 32nd Floor
                           New York, NY 10004
                           Attn: Life Reinsurance Treaty Officer

     All notices and other communications required or permitted under this Reinsurance Agreement that are addressed as provided in this Section will
     1) if delivered personally or by overnight express, be deemed given upon delivery; 2) if delivered by facsimile transmission or other similar transmission, be deemed given when electronically confirmed, and 3) if sent by Registered or Certified mail, be deemed given when marked Postage Prepaid by the sender's terminal. Any party from time-to-time may change its address, but no such notice of change will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

C. This Agreement shall be binding to the parties and their respective successors and permitted assignees. This Agreement may not be assigned by either party without the written consent of the other. It is understood that the CEDING COMPANY, as of the writing of this Agreement, is contemplating an internal consolidation of its business that could result in the assignment of this Agreement to another entity within the CEDING COMPANY's corporate family. Said assignment shall be considered approved by the REINSURER.

D. This Agreement is an indemnity reinsurance agreement solely between the CEDING COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the annuitant, owner, beneficiary or any other party under any contracts of the CEDING COMPANY which may be reinsured hereunder; the CEDING COMPANY shall be and remain solely liable to such parties under such contracts reinsured hereunder.

E.   All financial transactions under this Agreement shall be made in U. S.
     dollars.

                                  ARTICLE XVIII

                                  SEVERABILITY


If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not affect or impair the validity or the enforceability of the remaining provisions of this Agreement. If said provision is deemed material to other provisions contained within the Agreement, both parties agree to negotiate in good faith to restore the Agreement to a similar position prior to said provision being determined to be invalid or unenforceable.

                                   ARTICLE XIX

                                     DAC TAX
               TREASURY REGULATION SECTION 1.848-2(g)(8) ELECTION


The CEDING COMPANY and the REINSURER hereby agree to the following pursuant to the Section 1.848-2(g)(8) of the Income Tax Regulations issued December 29, 1992, under Section 848 of the Internal Revenue Code 1986, as amended. This election shall be effective for 1993 and all subsequent taxable years for which this Agreement remains in effect.

A. The term "party" will refer to either the CEDING COMPANY or the REINSURER as appropriate.

B. The terms used in this Article are defined by reference to Treasury Regulations Section 1.848-2 in effect as of December 29, 1992.

C. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deduction limitation of IRC Section 848(c)(1).

D. Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The parties also agree to exchange information, which may be otherwise required by the IRS.

E. The CEDING COMPANY will submit to the REINSURER by April 1st of each year, a schedule of its calculation of the net consideration for the preceding calendar year. This schedule will be accompanied by a statement signed by an officer of the CEDING COMPANY stating that the CEDING COMPANY will report such net consideration in its tax return for the preceding calendar year.

F. The REINSURER may contest such calculation by providing an alternate calculation to the CEDING COMPANY in writing within thirty (30) days of the REINSURER's receipt of the CEDING COMPANY's calculation. If the REINSURER does not notify the CEDING COMPANY, the REINSURER will report the net consideration as determined by the CEDING COMPANY in the REINSURER's tax return for the previous calendar year.

G. If the REINSURER contests the CEDING COMPANY's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the REINSURER submits its alternate calculation. If the REINSURER and CEDING COMPANY reach agreement on an amount of net consideration, each party shall report such amount in their respective tax returns for the previous calendar year.

                                   ARTICLE XX

                              DURATION OF AGREEMENT


V. This Agreement shall be unlimited as to its duration but may be reduced or terminated as provided in this Article, below.

W. This Agreement shall be available for contracts inforce which elect the enhanced death benefit from August 15, 2000 until December 31, 2001, subject to a limit of two-billion dollars ($2,000,000,000) of total new considerations exchanged divided by the quota-share percentage as described in Schedule A. Anytime on or after the attainment of two-billion dollars ($2,000,000,000) of total new considerations exchanged, either the CEDING COMPANY or the REINSURER may cancel this Agreement for new business unilaterally or amend the terms of reinsurance for new exchanges by mutual agreement. The facility may be renewed thereafter, subject to mutually accepted terms. Additional purchase payments made after the close of this Agreement are covered hereunder for contracts exchanged during the period this Agreement was open for new business.

                                   ARTICLE XXI

                             EXECUTION OF AGREEMENT

All provisions of this Agreement are subject to the laws of the State of Delaware.

This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than both, but together signed by both of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives as of August 15, 2000.



THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA

By:  __________________________________________________  Date:__________________
      David Libbey, Vice President & CFO


Attest:  __________________________________________________
           Marc Costantini, Vice President




AXA RE LIFE INSURANCE COMPANY (now known as AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY as of September 14, 2000)


By:  __________________________________________________  Date:__________________
      Michael W. Pado, President


By:  __________________________________________________
      Dina Greenbaum, Assistant Vice President


Attest:  __________________________________________________
           Julia Cornely, Assistant Vice President

                                   SCHEDULE A

                              PLANS OF REINSURANCE


X.   Quota-Share Percentage: 100%

Y.   Issue Dates:

     Contracts issued on or after August 1, 1997 through July 31, 2000 and still inforce at time of exchange will have the option to elect the Optional Enhanced Death Benefit within a 60-day window around their contract anniversary (30 days before the anniversary and 30 days after the anniversary), beginning August 15, 2000 and ending December 31, 2001. The 60-day window may be extended to 90 days (30 days before the anniversary and 60 days after the anniversary) provided a policy is no more than 10% in-the-money on date of election. If a policy is more than 10% in-the-money on date of election then the 60-day window may not be extended.

     This election will result in a product exchange, resetting the anniversary date to the date of the exchange.

     Note: Contracts issued from May 1, 2000 through July 31, 2000 which elect the optional benefit will be covered under this Agreement, and not under the existing treaty #2000-14.


C.   GMDB Reinsured:

     Optional Enhanced Death Benefit for issue ages 0 - 80: Annual Ratchet to attained age 80; frozen thereafter and reduced for withdrawals on a dollar-for-dollar basis.

D.   Spousal Continuance:

     A Spousal Continuation occurs if the deceased owner's spouse is the beneficiary. The surviving spouse continues the contract (including any optional benefits if these benefits had been elected by the deceased owner) as the new owner (referred to as a spousal continuation). In such a case, the distribution rules applicable when a contract owner dies will apply when the spouse, as the owner, dies. In addition, a death benefit will be paid upon the death of the spouse. For purposes of calculating the Death Benefit payable upon the death of the surviving spouse, the death benefit paid upon the first owner's death will be treated as a payment to the contract. In addition, all payments made and all amounts deducted in connection with partial withdrawals prior to the date of the first owner's death will not be considered in determination of the Death Benefit. In determination of the Death Benefit, the Anniversary Values for all prior Contract Anniversaries will be set to zero as of the date of the first owner's death.

     Provided that the CEDING COMPANY can individually identify Spousal Continuances, as shown in Schedule C, the REINSURER will cover Spousal Continuances under this Agreement and will treat them as new issues to the extent that, at time of continuance:

          (a) this Agreement is open for new business as defined in Article XX, Paragraph B, and
          (b) the attained age of the surviving spouse satisfies the issue age restrictions and benefit limitations under the Related Contracts covered by this Agreement.

                                   SCHEDULE A

                              PLANS OF REINSURANCE
                                   (continued)


E.   Related Contracts:

     Venture Vantage Variable Annuity Policy Forms
     ---------------------------------------------
     Venture.015
     Venture.015.98
     Venture.016
     Venture.017

     Annual Step Rider
     -----------------
     BR002.99
     BR010.00
     BR010.00G

                                   SCHEDULE B

                                INVESTMENT FUNDS


                                              VARIABLE FUNDS
-------------------------------------------------------------------------------------------------------------
AIM                                      Jennison Associates                        Brinson
---                                      -------------------                        -------
All Cap Growth Trust                     Capital Appreciation Trust                 Tactical Allocation Trust
Aggressive Growth Trust
                                         Lord Abbett                                Munder
                                         -----------                                ------
CGTC                                     Mid Cap Value Trust                        Internet Technologies Trust
----
Diversified Bond Trust
Income & Value Trust                     Manufacturers Advisor Corporation          PIMCO
                                         ---------------------------------          -----
US Large Cap Value Trust                 Pacific Rim Emerging Markets Trust         Global Bond Trust
Small Company Blend Trust                Money Market Trust                         Total Return Trust
                                         Quantitative Equity Trust
Cohen & Steers                           Balanced Trust                             Putnam
--------------                           Quantitative Mid Cap Trust                 ------
Real Estate Securities                   Lifestyle Conservative 280 Trust           Global Equity
                                         Lifestyle Moderate 460 Trust               Mid Cap Opportunities
Davis Selected                           Lifestyle Balanced 640 Trust
--------------                           Lifestyle Growth 820 Trust                 Rowe Price - Flem
Financial Services                       Lifestyle Aggressive 1000 Trust            -----------------
Fundamental Value                        International Index Trust                  International Stock Trust
                                         Total Stock Market Index Trust
Dreyfus                                  500 Index Trust                            Salomon
-------                                  Mid Cap Index Trust                        -------
All Cap Value Trust                      Small Cap Index Trust                      US Government Securities Trust
                                                                                    Strategic Bond Trust
Fidelity
--------
Large Cap Growth Trust                                                              SsgA
Overseas Trust                                                                      ----
Strategic Opportunities Trust                                                       Growth Trust
                                         Merrill Lynch
                                         -------------
                                         ML Basic Value Focus Trust                 T. Rowe Price
                                         ML Special Value Focus Trust               -------------
Founders                                 ML Developing Capital Markets Trust        Equity Income Trust
--------                                                                            Blue Chip Growth Trust
International Small Cap Trust                                                       Science & Technology Trust
                                                                                    Small Company Value Trust
Franklin                                 MFS                                        Health Sciences Trust
--------                                 ---
Emerging Small Company Trust             Strategic Growth Trust
                                         Capital Opportunities Trust
Investco                                 Utilities Trust                            Templeton
--------                                                                            ---------
Telecommunications Trust                                                            International Value Trust
Mid Cap Growth Trust                     Miller Ander. Sher.
                                         -------------------
                                         Value Trust                                Wellington
                                         High Yield Trust                           ----------
Janus                                                                               Growth & Income Trust
-----                                                                               Investment Quality Bond Trust
Dynamic Growth Trust                                                                Mid Cap Stock Trust


                                 FIXED FUNDS
                                 -----------
                                 One Year
                                 DCA Twelve Month
                                 DCA Six Month

                                   SCHEDULE C

                     REQUIRED DATA AND SUGGESTED DATA LAYOUT


FIELD DESCRIPTION                               COMMENTS

Annuitant's ID:                                 Last Name
                                                First Name
                                                Middle Name
Sex                                             M  or  F
Date of Birth                                   YYYYMMDD
Social Security No./Social Insurance No.

Joint Annuitant's ID:                           Last Name          If Applicable
                                                First Name
                                                Middle Name
Sex                                             M  or  F
Date of Birth                                   YYYYMMDD
Social Security No./Social Insurance No.

Owner's ID:                                     Last Name
                                                First Name
                                                Middle Name
Sex                                             M  or  F
Date of Birth                                   YYYYMMDD
Social Security No./Social Insurance No.

Joint Owner's ID:                               Last Name          If Applicable
                                                First Name
                                                Middle Name
Sex                                             M  or  F
Date of Birth                                   YYYYMMDD
Social Security No./Social Insurance No.

Policy Number
Original Policy Issue Date                      YYYYMMDD
Exchange Date                                   YYYYMMDD
Policy Issue Status                       NI=True New Issue,
                                          SC=Spousal Continuance,

                                          EX=1035 Exchange

Tax Status                                Qualified (Q), or Non-qualified (N)
Automatic/Facultative Indicator           A = Automatic, F = Facultative

                                   SCHEDULE C
                     REQUIRED DATA AND SUGGESTED DATA LAYOUT
                                   (continued)


FIELD DESCRIPTION                               COMMENTS
GMDB SECTION
------------
Mortality Risk Definition Indicator             AV = VNAR;  CV = VNAR + SCNAR
Death                                           A = Annuitant, O = Owner,
                                                1 = 1st to die, 2 = 2nd
                                                to die (e.g., A2 = payable upon
                                                death of second of joint
                                                annuitants)
Current Ratchet Value                           If Applicable
Current Reset Value                             If Applicable
Current Rollup Value                            If Applicable
Current Return of Premium Value                 If Applicable

Minimum Guaranteed Death Benefit
Contract Death Benefit                          Greater of Account Value and Minimum Guaranteed Death Benefit
Mortality Risk           VNAR                   Max [Contractual Death Benefit - Account Value), 0]
Value), 0]               VSCNAR                 Variable Surrender Charge
                         FSCNAR                 Fixed Surrender Charge

% In-The-Money at Exchange                      A= 0%, B=.1%-5.0%, C=5.1%-10.0% etc.



GMIB SECTION
------------
GMIB Indicator                                  Y = benefit elected, N = benefit not elected, NA=not applicable
Income Benefit Elected                          01 = option 1, 02 = option 2, etc.
Expiration of Waiting Period                    YYYYMMDD
GMIB Annuitization Date                         YYYYMMDD - actual date
Most Recent GMIB Step-up/Reset Date             YYYYMMDD, if applicable
Cancellation Date                               YYYYMMDD, if applicable
Pricing Cohort Indicator
IBB Amount
GMIB IBNAR Amount                               Calculated using an individual life annuity form with 10 years certain
Treasury Rate                                   Used in IBNAR calculation

GMAB SECTION
------------
GMAB Indicator                                  Y = benefit elected, N = benefit not elected, NA=not applicable
Accumulation Benefit Elected                    01 = option 1, 02 = option 2, etc.
Maturity Date                                   YYYYMMDD
Most Recent GMAB Step-up/Rollover Date          YYYYMMDD, if applicable
Cancellation Date                               YYYYMMDD, if applicable
Pricing Cohort Indicator
GMAB Guaranteed Value                           Current Value
GMAB NAR                                        Max [(GMAB Guaranteed Value - Account Value), 0 ]

Variable Account Value                          Current value
Fixed Account Value                             Current value
Surrender Charge                                If reinsured
Cumulative Deposits                             Total premiums
Cumulative Withdrawals                          Total withdrawals
Current Monthly Withdrawals                     Total withdrawals in current month

                                   SCHEDULE C
                     REQUIRED DATA AND SUGGESTED DATA LAYOUT
                                   (continued)


FIELD DESCRIPTION                               COMMENTS
Funding Vehicle Values:
-----------------------
        "MorningStar" designations (US)
Aggressive Growth
Balanced
Corporate Bond
Government Bond
Growth
Growth and Income
High Yield Bond
International Bond
International Stock
Money Market
Specialty Fund


General Account
Dollar Cost Averaging Account


Note: total of funding vehicles should
equal account value.

Termination  Information:
-------------------------
Termination Date                                YYYYMMDD, If applicable
Reason for termination                          Death (D), Annuitization (A), 1035 Exchange (X), GMIB Election
                                                (I), Other (O).
Cause of Death                                  If applicable.  Use your Cause of Death code, and provide
                                                translation

Summary Information:                            For reconciliation purposes (may be paper summary)
--------------------
Total number of records                         Monthly aggregate information by GMIB Design, GMAB Design, and
                                                Pricing Cohort (if applicable)
Total of each dollar field                      Monthly aggregate information by GMIB Design, GMAB Design, and
                                                Pricing Cohort (if applicable)

Note:  All values to nearest dollar

                                   SCHEDULE D

                               SPECIAL ACCEPTANCES

     ORIGINAL        NEW                        CONTRACT      CONTRACT      PERCENTAGE
      POLICY        POLICY       PLAN            ISSUE        EXCHANGE        IN-THE-       AV AT         GMDB AT
      NUMBER        NUMBER       CODE            DATE          DATE            MONEY       EXCHANGE       EXCHANGE
    ----------------------------------------------------------------------------------------------------------------
     002121297     002187590     VTG50          01/06/00      08/18/00           0.0%       57,699.45      51,099.65
     002070004     002187606     VTG50          09/28/98      08/25/00           0.0%       85,500.51      67,001.64
     002117880     002187613     VTG50          10/01/99      08/28/00           0.0%       43,275.71      35,607.07
     002028567     002187592     VTG50          10/21/97      08/28/00           0.0%      126,502.57      72,553.98
     002038496     002187617     VTG50          02/02/98      08/29/00           0.0%      139,979.96     102,050.70
     002038495     002187594     VTG50          03/09/98      08/29/00           0.0%      135,792.54     115,637.35
     002049353     002187603     VTG50          03/31/98      08/29/00           0.0%      174,647.83     150,000.00
     002044824     002187611     VTG50          03/31/98      08/29/00           0.0%      252,308.66     175,689.74
     002115550     002190005     VTG51          10/11/99      08/29/00           0.0%       98,747.36      86,572.66
     002071451     002187608     VTG50          10/19/98      08/29/00           0.0%       85,889.93      41,488.07
     002117580     002187599     VTG51          11/11/99      08/29/00           0.0%       21,267.14      17,461.73
     002078038     002187614     VTG50          12/18/98      08/29/00           0.0%       80,518.49      73,875.86
     002153586     002190012     VTG51          02/11/00      08/30/00           0.0%       15,772.13      14,010.23
     002153599     002190017     VTG51          02/11/00      08/30/00           0.0%       47,638.38      42,316.75
     002163937     002190656     VTG51          03/22/00      08/30/00           0.0%      179,781.52     157,305.85
     002098382     002190009     VTG51          05/24/99      08/30/00           0.0%      121,507.19      92,221.49
     002116606     002190014     VTG51          10/01/99      08/30/00           0.0%      111,045.40      90,273.06
     002117696     002190707     VTG51          10/01/99      08/30/00           0.0%      107,280.72      85,102.38
     002115952     002190015     VTG51          10/06/99      08/30/00           0.0%       29,206.68      25,560.37
     002113839     002190650     VTG50          10/06/99      08/30/00           0.0%       44,519.23      35,012.43
     002030194     002190011     VTG50          10/07/97      08/30/00           0.0%       41,907.62      29,749.43
     002073532     002190709     VTG51          10/07/98      08/30/00           0.0%      123,321.34      95,483.76
     002072810     002190004     VTG51          10/08/98      08/30/00           0.0%      228,642.76     119,920.70
     002092380     002190665     VTG51          04/19/99      08/31/00           0.0%      150,335.33     109,334.92
     002082229     002190678     VTG50          02/09/99      09/05/00           0.0%       12,623.30       9,096.59
     002084748     002191731     VTG50          02/12/99      09/05/00           0.0%      148,438.45     109,075.85
     002172663     002190669     VTG50          05/17/00      09/05/00           0.0%      178,218.32     160,949.37
     002073533     002191717     VTG51          10/08/98      09/05/00           0.0%      123,590.77      95,483.75
     002168625     002190706     VTG50          05/05/00      09/06/00           0.0%      165,361.22     152,365.28
     002094170     002191754     VTG51          03/26/99      09/07/00           0.0%       86,525.23      55,728.26
     002175193     002191736     VTG50          05/23/00      09/07/00           0.0%      336,809.96     290,500.00
     002057975     002191706     VTG50          05/27/98      09/07/00           0.0%      542,200.38     354,712.67
     002118589     002191734     VTG51          10/11/99      09/07/00           0.0%      288,297.86     252,259.88
     002114228     002191745     VTG50          10/11/99      09/07/00           0.0%       61,639.04      53,091.90
     002119333     002191737     VTG51          10/12/99      09/07/00           0.0%      177,900.79     162,658.32
     002120984     002191738     VTG51          10/12/99      09/07/00           0.0%      118,423.73     108,277.23
     002145439     002191721     VTG51          11/26/99      09/07/00           0.0%      105,117.84      95,344.31
     002120569     002191710     VTG50          10/11/99      09/08/00           0.0%       64,402.04      49,734.55
     002144639     002191711     VTG51          10/11/99      09/08/00           0.0%      124,221.00     102,486.90
     002147718     002191747     VTG51          12/28/99      09/14/00           0.0%       54,504.36      51,383.59
     002147417     002193410     VTG51          10/21/99      09/15/00           0.0%       59,090.31      43,485.00
     000293191     002193389     VTG51          12/03/99      09/18/00           0.0%       75,021.52      64,800.00
     002107110     002193445     VTG51          03/29/00      09/20/00           0.0%       43,710.37      43,127.00

                                   SCHEDULE D

                               SPECIAL ACCEPTANCES

     ORIGINAL        NEW                        CONTRACT      CONTRACT      PERCENTAGE
      POLICY        POLICY       PLAN            ISSUE        EXCHANGE        IN-THE-       AV AT         GMDB AT
      NUMBER        NUMBER       CODE            DATE          DATE            MONEY       EXCHANGE       EXCHANGE
    ----------------------------------------------------------------------------------------------------------------
     002148863      002193449    VTG51          12/21/99       09/20/00          0.0%      31,544.10      27,873.88
     002152358      002193461    VTG51          01/31/00       09/21/00          0.0%      58,908.71      52,569.43
     002043113      002193465    VTG50          02/27/98       09/22/00          0.0%      42,495.19      30,734.83
     002091547      002191742    VTG51          04/09/99       09/22/00          0.0%     272,747.39     253,376.41
     002146666      002193457    VTG51          12/17/99       09/22/00          0.0%       7,779.57       4,650.19
     002118129      002193438    VTG51          11/03/99       09/25/00          0.0%      39,209.19      31,628.43
     002084233      002193477    VTG51          02/01/99       09/26/00          0.0%      44,346.67      40,226.07
     002073176      002193480    VTG50          11/03/98       09/26/00          0.0%      79,896.32      66,444.79
     002105974      002193476    VTG51          11/10/99       09/26/00          0.0%      58,028.21      49,056.00
     002121757      002193384    VTG55          11/02/99       09/27/00          0.0%     150,315.69     128,688.43
     002121841      002193396    VTG51          11/02/99       09/27/00          0.0%     725,526.56     618,604.58
     002033438      002195566    VTG50          11/14/97       09/27/00          0.0%      30,551.34      20,900.00
     002189546      002245015    VTG55          08/25/00       09/17/01          0.0%      76,708.02      74,000.00
     002193836      002245029    VTG50          10/09/00       09/26/01          0.0%      71,106.92      65,486.97
     002192157      002244933    VTG51          10/02/00       09/04/01          1.3%      30,335.56      30,739.25
     002191156      002240976    VTG56          09/01/00       08/01/01          2.6%     652,226.84     669,300.00
     002184535      002242993    VTG51          08/18/00       08/02/01          3.8%      86,084.45      89,446.48
     002184290      002235300    VTG50          08/07/00       07/24/01          4.1%      17,594.75      18,339.76
     002184036      002240960    VTG50          08/24/00       07/30/01          4.6%      60,589.14      63,497.40
     002183674      002235291    VTG50          08/15/00       07/24/01          4.7%      83,632.76      87,715.07
     002184596      002233830    VTG51          08/15/00       07/17/01          6.5%      98,992.89     105,896.38
     002179594      002243022    VTG51          08/28/00       08/07/01          8.3%     110,847.55     120,833.08
     002187002      002235269    VTG51          08/10/00       07/17/01          9.3%     100,152.07     110,400.00
     002186176      002244950    VTG50          08/15/00       09/20/01          9.7%       9,033.98      10,000.00
     002184317      002240922    VTG55          08/10/00       07/24/01         10.2%      10,253.15      11,418.67
     002180525      002243489    VTG50          08/01/00       08/15/01         10.7%      36,477.47      40,829.17
     002178112      002235266    VTG50          08/01/00       07/17/01         11.7%      64,022.78      72,523.87
     002180357      002243001    VTG50          08/23/00       08/06/01         12.3%      31,378.13      35,760.62
     002185375      002233827    VTG50          08/14/00       07/17/01         13.5%      35,519.66      41,048.60
     002180522      002235297    VTG50          08/14/00       07/24/01         13.6%      63,042.89      72,987.66
     002183186      002244952    VTG50          08/01/00       08/21/01         14.0%      13,455.08      15,636.74
     002185374      002235254    VTG50          08/14/00       07/16/01         14.2%      28,294.24      32,984.34
     002172674      002242995    VTG50          08/15/00       08/03/01         15.2%      39,236.87      46,277.20
     002175855      002240932    VTG53          08/28/00       07/30/01         15.2%     204,802.03     241,607.26
     002190614      002243491    VTG51          08/30/00       08/20/01         16.9%      57,780.46      69,571.78
     002184983      002233824    VTG51          08/14/00       07/17/01         17.0%     403,312.59     486,146.02
     002181976      002240933    VTG53          08/15/00       07/31/01         17.3%     750,110.71     907,241.48
     002185868      002240939    VTG51          08/15/00       07/31/01         17.4%      17,108.77      20,724.70
     002187159      002245030    VTG50          08/22/00       09/04/01         17.8%      26,754.85      32,555.46
     002185865      002240936    VTG51          08/14/00       07/31/01         18.1%     265,718.41     324,303.28
     002183806      002235262    VTG52          08/16/00       07/16/01         18.1%      86,255.05     105,282.67
     002185697      002243008    VTG51          08/11/00       08/06/01         18.5%      29,477.29      36,175.70
     002151590      002222879    VTG55          02/14/00       04/23/01        11.44%      83,241.95      94,000.00

                                   SCHEDULE D

                               SPECIAL ACCEPTANCES

     ORIGINAL        NEW                        CONTRACT      CONTRACT      PERCENTAGE
      POLICY        POLICY       PLAN            ISSUE        EXCHANGE        IN-THE-       AV AT         GMDB AT
      NUMBER        NUMBER       CODE            DATE          DATE            MONEY       EXCHANGE       EXCHANGE
    ----------------------------------------------------------------------------------------------------------------
     002148020      002214295    VTG50          01/04/00       02/08/01        11.78%      43,199.39      48,969.25
     002145551      002211331    VTG51          12/23/99       01/29/01        12.72%      24,510.19      28,080.93
     002101538      002245021    VTG51          06/22/99       08/22/01        14.87%      13,239.13      15,551.36
     002177213      002240923    VTG50          06/15/00       07/24/01        15.55%      24,142.42      28,589.26
     002171375      002233808    VTG51          05/09/00       06/13/01        15.67%      10,246.15      12,149.95
     002171369      002233809    VTG51          05/09/00       06/15/01        17.90%       9,935.05      12,101.16
     002015929      002187605    VTG50          08/05/98       08/18/00          0.0%      15,101.35      10,000.00
     002068082      002189990    VTG51          08/07/98       08/28/00          0.0%      45,502.79      34,000.00
     002104855      002191704    VTG50          08/06/99       09/07/00          0.0%      59,914.30      47,975.30
     002110193      002190691    VTG50          08/09/99       09/15/00          0.0%      71,443.09      58,943.93
     002093444      002193452    VTG50          08/11/99       09/20/00          0.0%      38,539.03      29,391.37
     002067465      002193454    VTG51          08/11/98       09/20/00          0.0%      80,639.75      46,675.76
     002066977      002195574    VTG50          08/14/98       10/03/00          0.0%      24,526.51      17,082.57
     002110991      002195576    VTG51          08/13/99       10/03/00          0.0%     130,175.41     115,799.23
     002103527      002191757    VTG50          08/05/99       09/27/00          0.0%      12,453.87      11,978.43
     002113411      002195551    VTG51          08/10/99       10/04/00          0.0%      66,837.05      56,919.13
     002094259      002193458    VTG51          07/28/99       09/21/00          0.0%       8,203.45       6,571.18
     002103437      002198450    VTG51          07/26/99       10/12/00          0.0%     209,631.92     181,465.69

                                    EXHIBIT I
                   1994 VARIABLE ANNUITY MGDB MORTALITY TABLE
                           (applied age last birthday)

               Age           Male Qx        Female Qx                   Age           Male Qx       Female Qx
              -----------------------------------------------------------------------------------------------
               1             0.000587       0.000519                    60            0.010029      0.005636
               2             0.000433       0.000358                    61            0.011312      0.006460
               3             0.000350       0.000268                    62            0.012781      0.007396
               4             0.000293       0.000218                    63            0.014431      0.008453
               5             0.000274       0.000201                    64            0.016241      0.009611
               6             0.000263       0.000188                    65            0.018191      0.010837
               7             0.000248       0.000172                    66            0.020259      0.012094
               8             0.000234       0.000158                    67            0.022398      0.013318
               9             0.000231       0.000154                    68            0.024581      0.014469
               10            0.000239       0.000159                    69            0.026869      0.015631
               11            0.000256       0.000169                    70            0.029363      0.016957
               12            0.000284       0.000185                    71            0.032169      0.018597
               13            0.000327       0.000209                    72            0.035268      0.020599
               14            0.000380       0.000239                    73            0.038558      0.022888
               15            0.000435       0.000271                    74            0.042106      0.025453
               16            0.000486       0.000298                    75            0.046121      0.028372
               17            0.000526       0.000315                    76            0.050813      0.031725
               18            0.000558       0.000326                    77            0.056327      0.035505
               19            0.000586       0.000333                    78            0.062629      0.039635
               20            0.000613       0.000337                    79            0.069595      0.044161
               21            0.000642       0.000340                    80            0.077114      0.049227
               22            0.000677       0.000343                    81            0.085075      0.054980
               23            0.000717       0.000344                    82            0.093273      0.061410
               24            0.000760       0.000344                    83            0.101578      0.068384
               25            0.000803       0.000346                    84            0.110252      0.075973
               26            0.000842       0.000352                    85            0.119764      0.084432
               27            0.000876       0.000364                    86            0.130583      0.094012
               28            0.000907       0.000382                    87            0.143012      0.104874
               29            0.000935       0.000403                    88            0.156969      0.116968
               30            0.000959       0.000428                    89            0.172199      0.130161
               31            0.000981       0.000455                    90            0.188517      0.144357
               32            0.000997       0.000484                    91            0.205742      0.159461
               33            0.001003       0.000514                    92            0.223978      0.175424
               34            0.001005       0.000547                    93            0.243533      0.192270
               35            0.001013       0.000585                    94            0.264171      0.210032
               36            0.001037       0.000628                    95            0.285199      0.228712
               37            0.001082       0.000679                    96            0.305931      0.248306
               38            0.001146       0.000739                    97            0.325849      0.268892
               39            0.001225       0.000805                    98            0.344977      0.290564
               40            0.001317       0.000874                    99            0.363757      0.313211
               41            0.001424       0.000943                    100           0.382606      0.336569
               42            0.001540       0.001007                    101           0.401942      0.360379
               43            0.001662       0.001064                    102           0.422569      0.385051
               44            0.001796       0.001121                    103           0.445282      0.411515
               45            0.001952       0.001186                    104           0.469115      0.439065
               46            0.002141       0.001269                    105           0.491923      0.465584
               47            0.002366       0.001371                    106           0.511560      0.488958
               48            0.002618       0.001488                    107           0.526441      0.507867
               49            0.002900       0.001619                    108           0.536732      0.522924
               50            0.003223       0.001772                    109           0.543602      0.534964
               51            0.003598       0.001952                    110           0.547664      0.543622
               52            0.004019       0.002153                    111           0.549540      0.548526
               53            0.004472       0.002360                    112           0.550000      0.550000
               54            0.004969       0.002589                    113           0.550000      0.550000
               55            0.005543       0.002871                    114           0.550000      0.550000
               56            0.006226       0.003241                    115           1.000000      1.000000
               57            0.007025       0.003713
               58            0.007916       0.004270
               59            0.008907       0.004909

                                   EXHIBIT II

                              REINSURANCE PREMIUMS

-----------------------------------------------------------------------------------------------------------------------
                                                                                    Reinsurance
               0% IN THE MONEY ON EXCHANGE DATE                     Age at           Premiums                Guaranteed
                                                                   exchange        Min        Max*              Max
-----------------------------------------------------------------------------------------------------------------------
Contracts issued between 8/1/97 and 7/31/98                          0-49           7.0       12.3             26.6
                                                                    50-59          13.0       22.8             47.6
                                                                    60-69          22.5       39.4             80.8
                                                                    70-80          39.0       68.3            138.6

Contracts issued between 8/1/98 and 7/31/99                          0-49           7.2       12.6             27.2
                                                                    50-59          13.6       23.8             49.6
                                                                    60-69          23.4       41.0             84.0
                                                                    70-80          40.8       71.4            144.8

Contracts issued between 8/1/99 and 7/31/00                          0-49           7.3       12.8             27.6
                                                                    50-59          14.2       24.9             51.8
                                                                    60-69          24.3       42.5             87.0
                                                                    70-80          42.7       74.7            151.4



-----------------------------------------------------------------------------------------------------------------------
                                                                                    Reinsurance
      0.1%-5.0% IN THE MONEY ON EXCHANGE DATE                       Age at           Premiums                Guaranteed
                                                                   exchange        Min        Max*              Max
-----------------------------------------------------------------------------------------------------------------------
Contracts issued between 8/1/97 and 7/31/98                          0-49           7.5       13.1             28.2
                                                                    50-59          14.4       25.2             51.0
                                                                    60-69          25.2       44.1             90.2
                                                                    70-80          43.5       76.1            154.2

Contracts issued between 8/1/98 and 7/31/99                          0-49           7.6       13.3             28.6
                                                                    50-59          14.6       25.6             53.2
                                                                    60-69          26.1       45.7             93.4
                                                                    70-80          45.4       79.5            161.0

Contracts issued between 8/1/99 and 7/31/00                          0-49           7.8       13.7             29.4
                                                                    50-59          15.2       26.6             55.2
                                                                    60-69          27.0       47.3             96.6
                                                                    70-80          47.2       82.6            167.2

                                   EXHIBIT II
                                   (continued)

                              REINSURANCE PREMIUMS


-----------------------------------------------------------------------------------------------------------------------
                                                                                    Reinsurance
      5.1%-10.0% IN THE MONEY ON EXCHANGE DATE                      Age at           Premiums                Guaranteed
                                                                   exchange        Min        Max*              Max
-----------------------------------------------------------------------------------------------------------------------
Contracts issued between 8/1/97 and 7/31/98                          0-49           7.9       13.8             29.6
                                                                    50-59          15.3       26.8             54.6
                                                                    60-69          27.8       48.7             99.4
                                                                    70-80          48.1       84.2            170.4

Contracts issued between 8/1/98 and 7/31/99                          0-49           8.1       14.2             30.4
                                                                    50-59          15.5       27.1             56.2
                                                                    60-69          28.7       50.2            102.4
                                                                    70-80          49.9       87.3            176.6

Contracts issued between 8/1/99 and 7/31/00                          0-49           8.3       14.5             31.0
                                                                    50-59          16.1       28.2             58.4
                                                                    60-69          29.6       51.8            105.6
                                                                    70-80          51.8       90.7            183.4

-----------------------------------------------------------------------------------------------------------------------
                                                                                    Reinsurance
      10.1%-15.0% IN THE MONEY ON EXCHANGE DATE                     Age at           Premiums                Guaranteed
                                                                   exchange        Min        Max*              Max
-----------------------------------------------------------------------------------------------------------------------
Contracts issued between 8/1/97 and 7/31/98                          0-49           8.4       14.7             31.4
                                                                    50-59          16.3       28.5             57.6
                                                                    60-69          30.4       53.2            108.4
                                                                    70-80          52.6       92.1            186.2

Contracts issued between 8/1/98 and 7/31/99                          0-49           8.5       14.9             31.8
                                                                    50-59          16.5       28.9             59.8
                                                                    60-69          31.4       55.0            112.0
                                                                    70-80          54.5       95.4            192.8

Contracts issued between 8/1/99 and 7/31/00                          0-49           8.7       15.2             32.4
                                                                    50-59          17.1       29.9             61.8
                                                                    60-69          32.3       56.5            115.0
                                                                    70-80          56.3       98.5            199.0

                                   EXHIBIT II
                                   (continued)

                              REINSURANCE PREMIUMS



-----------------------------------------------------------------------------------------------------------------------
                                                                                    Reinsurance
      15.1%-20.0% IN THE MONEY ON EXCHANGE DATE                     Age at           Premiums                Guaranteed
                                                                   exchange        Min        Max*              Max
-----------------------------------------------------------------------------------------------------------------------
Contracts issued between 8/1/97 and 7/31/98                          0-49           8.8       15.4             32.8
                                                                    50-59          17.3       30.3             61.2
                                                                    60-69          33.1       57.9            117.8
                                                                    70-80          57.2      100.1            202.2

Contracts issued between 8/1/98 and 7/31/99                          0-49           9.0       15.8             33.6
                                                                    50-59          17.5       30.6             63.2
                                                                    60-69          34.0       59.5            121.0
                                                                    70-80          59.0      103.3            208.6

Contracts issued between 8/1/99 and 7/31/00                          0-49           9.2       16.1             34.2
                                                                    50-59          18.1       31.7             65.4
                                                                    60-69          34.9       61.1            124.2
                                                                    70-80          60.8      106.4            214.8


*The current maximum premium rate shall be in effect for a minimum of 20 years from the effective date of this reinsurance Agreement. Thereafter, it may be increased based on expected experience but not beyond the stated guaranteed maximum rates shown.

                                   EXHIBIT III


                             BENEFIT LIMITATION RULE




TRAPEZOIDAL RULE

Average Aggregate Account Value inforce in calendar year Z equals:

  AV ( Jan )      +
          B
----------------
     24

  AV ( Feb ) + AV (  Mar ) + AV ( Apr  ) + AV ( May  )      +
          B             B            B              B
----------------------------------------------------------
                          12

  AV ( Jun ) + AV (Jul ) + AV ( Aug  ) + AV (Sep )  +
          B           B             B            B
--------------------------------------------------
                         12
  AV ( Oct ) + AV (  Nov ) + AV ( Dec  )     +
          B             B            B
-------------------------------------------
                   12
  AV ( Dec )
          E
------------
     24

where AV(Month B) is equal to the beginning of month aggregate account value of the Related Contracts listed in Schedule A and AV(Month E) is equal to the end of month aggregate account value of the Related Contracts listed in Schedule A.

For partial calendar years AV(Month B) for months prior to the Effective Date of this Reinsurance Agreement should be set equal to zero.

                                   EXHIBIT IV

                  CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

                                    EXHIBIT V

                               WIRING INSTRUCTIONS







AXA CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY'S TECHNICAL ACCOUNT

Account held at:           Chase Manhattan Bank, N.A.

                           New York, NY  10019

Account Number:            ABA#             021000021

                           Account #        323-095569

                           Premium & Loss Account








THE MANUFACTURERS LIFE INSURANCE COMPANY OF NORTH AMERICA'S ACCOUNT

Account held at:           State Street Bank and Trust Co.

                           Boston, MA

Account Number:            ABA#             011000028

                           Account #        50814086

                           MNA Transfer Account